Exhibit 10.1
 ®

This amended Market Alliance Agreement ("Agreement") is hereby entered into as of March 24, 2009, (hereinafter the “Effective Date”) by and between
E. I. du Pont de Nemours and Company,
through its Packaging & Industrial Polymers business,
Barley Mill Plaza Building 26
4417 Lancaster Pike
Wilmington, Delaware 19805)
(hereinafter known as “DuPont” or “Seller”)
and PGT Industries, Inc. (hereinafter known as “PGT” or “Buyer")
of 1070 Technology Drive, Nokomis, FL 34275

DuPont and Buyer are hereinafter collectively referred to as the “Parties” and individually as a “Party.”  Intending to be legally bound, Buyer agrees to purchase from DuPont and DuPont agrees to sell to Buyer pursuant to the following conditions:

1.  DEFINITIONS. The Parties agree that following terms shall have the meanings ascribed below:

“Product” – means SentryGlas® Plus, ionoplast structural interlayer produced by DuPont and sold pursuant to this Agreement.

“Total Interlayer” – means rolls or sheets of polyvinyl butyral produced by any entity (including DuPont) and ionoplast structural interlayer produced by DuPont.

2.  SCOPE.  The Parties agree and acknowledge that the sale of Product to Buyer pursuant to this Agreement is strictly for usage and production at its glass laminating facilities within the United States.  The Parties also agree to review aspects of this agreement on a quarterly basis.

3.  PRODUCTS/QUANTITY.  DuPont shall sell and Buyer shall purchase the following amounts of Product in accordance with the terms and conditions set forth in Attachment A, Section 1.

4.  PRICE.  Buyer shall pay DuPont the prices listed in Attachment A, Section 2 for the Products it purchases from DuPont.

5.  TERM OF CONTRACT.  Parties agree to the terms of the contract set forth in Attachment A, Section 3.

6.  TERMS OF PAYMENT.  Buyer shall pay DuPont for Products within thirty (30) days of the date of DuPont’s invoice.

7.  PROGRAMS.  Parties agree to work together and comply with the program provisions set forth in Attachment A, Section 4.

8.  DELIVERY TERMS. Delivery will be made within the 48 contiguous United States FOB.  Transportation will be by method, route and carrier selected by DuPont; Buyer to bear the excess cost of any alternate method, route, or carrier selected by Buyer.

9.  USER PROTECTION.  Buyer acknowledges that it has received and is familiar with DuPont’s labeling and literature concerning the Products and will communicate such information to its employees who handle, use, or process such Products.

DuPont CONFIDENTIAL
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10.   ENTIRE AGREEMENT.  This Agreement along with DuPont’s terms and conditions for sale of products constitute the entire contract between the Parties regarding the subject matter described herein.  The terms and conditions for sale are attached hereto and marked as Attachment A, Section 6.  There are no other agreements, warranties, terms or conditions, expressed or implied, between the Parties.

11.  ASSIGNMENT/AMENDMENT/WAIVER/ TRANSFER OF ASSETS.
(a)The rights and obligations covered herein are personal to each Party hereto, and for this reason neither party may assign this Agreement in whole or in part; nor shall either party subcontract any of its obligations hereunder without the prior written consent the other.   This Agreement may not be amended except by in writing signed by both Parties.  No waiver of any provision of this Agreement by either Party shall be enforceable against that Party unless it is in writing and signed by both Parties.

(b) PGT shall notify DuPont in writing, as soon as is legally permissible, if, during the term of this Agreement, either party reasonably expects to consolidate with or merge with another corporation or to sell, assign, or otherwise dispose of substantially all of its assets used to perform under this Agreement;   over twenty percent (20%) of its ownership or controlling interest (whether in the form of stock or otherwise); If such occurrence or proposed occurrence is unacceptable to DuPont because the third party merging or purchasing PGT is an adverse party to DuPont’s Glass Interlayer Business  , DuPont  may terminate this Agreement upon written notice to the other party.

12.  BANKRUPTCY/ REORGANIZATION. In the event either Party is found to be insolvent, has a petition in bankruptcy filed against it, files a petition in bankruptcy or petitions for reorganization, this Agreement will automatically terminate as to future obligations.  The party who is insolvent or who is under bankruptcy will still be obligated to perform all material obligations under this Agreement.

13.  NOTICES.  All notices required hereunder shall be sent by United States Postal or a recognized carrier to the Party to be notified at the addresses specified above.

14.  HARDSHIP.  The Parties agree to the hardship conditions set forth in Attachment A, Section 5.

15.  GOVERNING LAW.  This Agreement shall be governed by the laws of the State of Delaware.

16.  CONFIDENTIALITY.  Any knowledge or information disclosed between Buyer and DuPont which relates in any way to the Products and services of this Agreement, the prices contained within the Agreement, or the fact of this Agreement, unless otherwise agreed to in writing, shall be deemed proprietary and confidential and shall not be disclosed by either Party to any third party and such shall remain the property of DuPont.  Both Parties shall keep confidential any technical, process, or economic information derived from the other in connection with this Agreement and shall not divulge such information, directly or indirectly, for the benefit of any Party unless previously agreed to in writing by the other Party.

DuPont CONFIDENTIAL
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PGT’S ACCEPTANCE:                                                                                     E. I. DU PONT DE NEMOURS AND COMPANY

PGT INDUSTRIES                                                                                               PACKAGING & INDUSTRIAL POLYMERS

By: /s/ Brad Voss                                                                                                 By: /s/ William F. Weber

Title:  Director of Strategic Purchasing                                                            Title:  President, DuPont Packaging & Industrial Polymers

Printed Name: Brad Voss                                                                                    Printed Name: William F. Weber

Date: March 24, 2009                                                                                           Date: March 24, 2009

DuPont CONFIDENTIAL
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